Exhibit 5.1

LONDON
65 Fleet Street
London EC4Y 1HS
The Directors	T	+	44 20 7936 4000
Aon plc	F	+	44 20 7832 7001
8 Devonshire Square			LDE No 23
London	W		freshfields.com
EC2M 4PL
	DOC ID		LON20660466/
	OUR REF		JGL/RB/AN
	CLIENT MATTER NO.		108604-0041

31 August 2012

Dear Sirs

Registration Statement on Form S-3—Aon Plc (the Company) dated 31 August 2012 (the Registration Statement)

1. INTRODUCTION

In our capacity as English law advisers to the Company, we have been asked to give an opinion on certain matters relating to the Company.

We are giving this opinion in connection with the Registration Statement to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the United States Securities and Exchange Commission (the SEC).

The Registration Statement relates to the registration for issuance, offering, sale and delivery from time to time of Class A Ordinary Shares of the Company, nominal value U.S.$0.01 per share, and other shares in the Company, including preference shares, as determined by the directors of the Company in accordance with the articles of association of the Company (together, the New Shares).

We have been asked by the Company to give this opinion and have taken instructions in this regard solely from the Company.

2. SCOPE

This letter is limited to English law as applied by the English courts as at the date of this letter and shall be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. We do not express any opinion on European Community law as it affects any jurisdiction other than England. In particular:

(a)          by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)         to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws;

(c)          we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation; and

(d)         we should also like to make the observation that we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

The opinions in this letter are limited to the matters stated herein and do not extend to, and are not to be read as extending by implication to, any other matter.

3. DOCUMENTS

For the purpose of giving this opinion we have examined the following documents:

(a)          a certificate addressed to us from Ram Padmanabhan, the company secretary of the Company, dated 30 August 2012 and the documents annexed thereto (the Certificate);

(b)         a copy of the current articles of association of the Company, in the form attached to the Certificate (the Articles);

(c)          a copy of the written resolutions passed by the members of the Company on 29 March 2012, in the form attached to the Certificate (the Members’ Resolutions);

(d)         a copy of the extract of the minutes of a meeting of the Board of Directors of the Company (the Board) duly convened and held on 29 March 2012, in the form attached to the Certificate (the Board Resolutions); and

(e)          the results of the search (carried out by us or by ICC Information Ltd. on our behalf) on 31 August 2012 of the public records of the Company on file and available for inspection by the public at the Companies Registry (the Company Search).

We have also made an enquiry by telephone of the Central Index of Winding-Up and Administration Petitions in respect of the Company on 31 August 2012 at 10:55 am (London time) (the Winding-Up Enquiry).

Except as noted above, we have not made any enquiries or searches concerning the Company or examined any contracts or other documents entered into by or affecting the Company.

4. ASSUMPTIONS

For the purpose of this opinion and in considering the documents listed in paragraph 3 above we have (with your consent and without any further enquiry) assumed:

(a)          the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)         the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)          that any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and where necessary were properly witnessed;

(d)         that each of the statements contained in the Certificate is true and correct as at the date of this opinion;

(e)          any allotment and issue of New Shares will be duly made in accordance with the Articles;

(f)            that the Members’ Resolutions were duly passed in accordance with the articles of association of the Company as in force at such time and will not be revoked or varied prior to the date(s) of any allotment and issue of New Shares;

(g)         that the Board Resolutions were duly passed in accordance with the articles of association of the Company as in force at such time and will not be revoked or varied prior to the date(s) of any allotment and issue of New Shares;

(h)         that as at the date(s) of any allotment and issue of New Shares, the authority granted pursuant to the Articles for the Company to, in accordance with section 551 of the Companies Act 2006, allot and issue Class A Ordinary Shares and preference shares and disapplying section 561 of the Companies Act 2006 for the purpose of such issuances, will remain in full force and effect and unutilised to the extent necessary to permit the allotment and issue;

(i)             that the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such searches been altered, and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

(j)             that the information revealed by the Winding-Up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(k)          that the directors of the Company, in authorising the allotment and issue of the New Shares, will, in each case, exercise their powers in accordance with their duties under all applicable laws and the memorandum of association of the Company and the Articles;

(l)             as of the date of this opinion and at the time of any allotment and issue of New Shares, the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of the Company, no application has been presented or order made by a court for the administration of the Company, no documents have been filed with the court for the appointment of an administrator in respect of the Company nor has any notice of intention to appoint an administrator been given in respect of the Company and no receiver, trustee, administrator, administrative receiver, liquidator or similar office-holder has been appointed in any jurisdiction in relation to the Company or any of its assets or revenues other than as disclosed by the Company Search;

(m)       the consideration for the allotment and issue of New Shares will not be less than the par value of New Shares;

(n)         New Shares will have been, on allotment and issue, fully paid up to the aggregate total of their nominal value and any premium thereon in cash in accordance with the Companies Act 2006; and

(o)         the name of the relevant allottee and the number of New Shares allotted will be duly entered in the register of members of the Company.

5. OPINIONS

Based upon and subject to the assumptions and qualifications set out in this opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that, when New Shares are allotted and issued in conformity with the Articles, and so as not to violate any applicable law, and upon full payment of the agreed upon cash consideration therefor as contemplated by the Registration Statement and the receipt of such cash consideration by the Company, such New Shares will be validly issued, fully paid and non-assessable.

The term non-assessable has no recognised meaning in English law but for the purposes herein the term means that under the Companies Act 2006, the Articles and any resolution taken under the Articles approving the issuance of New Shares, no holder of such New Share is liable, solely because of such holder’s status as a holder of such New Share, to pay any additional amounts to the Company or its creditors.

6. QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a)          The Company Search is not capable of revealing conclusively whether or not:

a.               a winding-up order has been made or a resolution passed for the winding up of a company; or

b.              an administration order has been made; or

c.               a receiver, administrative receiver, administrator or liquidator has been appointed; or

d.              a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)         The Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

a.               details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

b.              in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

c.               a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

d.              details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

e.               with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to1994.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company and to the use of this firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP